EXHIBIT 99.1

TRANSACTION SYSTEMS ARCHITECTS INC
224 SOUTH 108 AVENUE
OMAHA, NEBRASKA 68154
402.334.5101
FAX 402.390.8077

For more information, contact:

William J. Hoelting                                                                    Phuong Dai Nestler
Transaction Systems Architects, Inc.                                                    eps Electronic Payment Systems AG
Vice President, Investor Relations                                                          Head of Marketing & Public Relations
402.390.8990                                                                        49-6196.7709-813
hoeltingb@tsainc.com                                                              p.nestler@eps-group.com

FOR IMMEDIATE RELEASE

Transaction Systems Architects to Acquire
eps Electronic Payment Systems AG

Acquisition to Expand TSA’s Germanic Presence and Add New Portfolio Solutions

(OMAHA, NE and FRANKFURT, GERMANY — MAY 11, 2006) — Transaction Systems Architects, Inc. (Nasdaq: TSAI), provider of ACI Worldwide-branded enterprise electronic payments solutions, and eps Electronic Payment Systems AG (eps), a leading provider of electronic payment systems in Germany and Switzerland, today announced that they have entered into an agreement for TSA to acquire the outstanding common shares of eps for an aggregate purchase price of 28.2 million euros, 17.4 million euros of which will be payable in cash and the balance in the form of TSA common stock.

eps, headquartered near Frankfurt, Germany, is a leading provider of electronic payments solutions with customers in the Germanic markets and in other international markets. Solutions in the eps portfolio include electronic payment software, testing and simulation tools, chargeback management and outsourced services. eps has operations in Germany, the United Kingdom, Romania and Switzerland. The company was founded by Christian Jaron in December 1998.

“The acquisition of eps complements TSA’s growth strategy by expanding our distribution into the important German market,” said Philip G. Heasley, TSA CEO. “eps brings us in-market leading payments technology, additional infrastructure solutions and talented open-systems development people.” TSA’s recently published 2006 Electronic Payments Market Study and Forecast, developed in conjunction with Global Insights, Inc., indicates that Germany is the third largest electronic payments market in the world, and is expected to grow significantly in the coming years. “In addition, with the advent of the SEPA initiative, we believe that the German market, and indeed many other countries in the European Economic Community, are poised for a significant payment systems replacement cycle. The acquisition of eps will position us to take advantage of opportunities in this key market.”

eps’ solutions are based on modern, open-systems technology and available on a range of computing platforms. Their solutions have proven to streamline electronic payments and their surrounding environments, and to enable a better ROI and time-to-market for new features to meet customer demands and ongoing compliance. eps’ electronic payments solutions fit strategically with TSA’s current portfolio and will be integrated into TSA’s overall payment systems convergence plans. eps’ testing and simulation product and their chargeback and dispute management product will be distributed to TSA’s customer base through TSA’s global distribution channels.

Key customers for eps include ATOS Worldline Processing, CardProcess, Citibank, Commerzbank, Citibank Card Acceptance Germany, BNP Paribas, Credit Suisse, Deutsche Bank, Pluscard, UBS and Visa International.

“This acquisition offers a number of key benefits to TSA,” added Heasley. “eps’ operations will cement our distribution in a key part of Europe; they bring us complementary open-systems payment solutions; and the acquisition is expected to be accretive for TSA shareholders based on its integration into TSA’s European and global infrastructures. It will also create a platform for us to cross-sell new, value-added payment solutions into the eps customer base.” eps’ Romanian development center will become part of TSA’s offshore development group, and is expected to eventually become part of an initiative to establish a global product development presence to be headquartered in Ireland.

“We’re excited to become part of the TSA family,” said Christian Jaron, Founder and Co-Managing Director of eps. “TSA’s focus on electronic payments and convergence are very compelling to our customers and our staff, and we look forward to helping TSA advance its position in the Germanic region. In addition, we’re excited about the opportunity to bring new payment solutions from the TSA portfolio to our customers.” Mr. Jaron will take a leadership role in TSA’s product development organization, including assisting with TSA’s off-shore development plans and delivery of in-market customer projects. Johann Praschinger, Co-Managing Director of eps, will become managing director for TSA’s distribution activities in the Germanic countries.

For fiscal 2007, TSA expects the acquisition to contribute $16 million to $18 million in revenue, $.02 to $.04 in diluted earnings per share on a GAAP basis, and $.04 to $.06 per diluted share on a cash basis. The acquisition is not expected to be accretive to TSA’s fiscal 2006 results.

Under the purchase agreement, Mr. Jaron and Mr. Praschinger, who control approximately 51% of eps’ outstanding shares, have agreed to sell their shares, and to cause the remaining shareholders to sell their shares on the terms set forth in the purchase agreement. The agreement contemplates an initial closing on or about May 31, 2006 pursuant to which up to 84% of eps’ outstanding shares will be purchased. The remaining outstanding shares are expected to be purchased at a subsequent closing on or about October 31, 2006. The initial closing and this subsequent closing are subject to certain conditions, including the remaining shareholders agreeing to convey their respective shares. The TSA common stock issued in connection with the purchase will have restrictions on its sale which will expire at a rate of 20% per year over five years. The TSA common stock will be issued to Mr. Jaron, Mr. Praschinger and up to four other key employee shareholders of eps. All other eps shareholders will receive cash consideration only for their eps shares.

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About Transaction Systems Architects, Inc.
The Company’s software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. The Company’s solutions are used on more than 1,980 product systems in 83 countries on six continents. Visit Transaction Systems Architects, Inc. on the Internet at www.tsainc.com.

About eps Electronic Payment Systems AG
eps Electronic Payment Systems AG provide solutions to the electronic payments industry covering electronic transaction processing, testing and chargeback management. eps’ multi-channel products have been proven to significantly reduce operating costs while providing total business continuity in an open architectural environment. eps have implemented more new electronic payment systems in Germany and Switzerland in the last five years than any other solution provider. The company also provides outsourced services based on their electronic payments applications. eps’ solutions are used by some of the major banks and payment service providers worldwide.

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Forward-Looking Statements

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as the Company “believes,” “expects,” “looks forward to,” and words and phrases of similar impact, and include but are not limited to statements regarding future operations, business strategy and business environment and specifically include amounts estimated in the 12-month and 60-month backlogs and the Company’s revenue and earnings guidance. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, but are not limited to, statements regarding the:

•	Company’s belief that the acquisition of eps complements the Company’s growth strategy by expanding its distribution in the important German market

•
Company’s belief that with the advent of the SEPA initiative, that the German market, and other countries in the European Economic Community, are poised for a significant payment systems replacement cycle

•	Company’s belief that this acquisition will position us to take advantage of opportunities in key markets

•	Company’s belief that the acquisition is expected to be accretive to TSA’s shareholders

•	Company’s belief that it will cement the Company’s distribution in a key part of Europe and create a platform to cross-sell new value-added payment solutions into the eps customer base

•	Company’s expectation regarding eps’ 2007 revenue and earnings per share contributions

•	Expectations regarding the prospects of the eps business

Any or all of the forward-looking statements may turn out to be wrong. They can be affected by the judgments and estimates underlying such assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements after the date of this release.

There are numerous risks associated with the acquisition discussed in this press release. Additionally, the Company operates in a rapidly changing technological and economic environment that presents other risks. Many of these risks are beyond the Company's control and are driven by factors that often cannot be predicted. The following discussion highlights some of these risks.

The closing of the contemplated acquisition is subject to certain conditions, many of which are outside of the Company’s control. There can be no assurance that all or substantially all of the closing conditions will be satisfied. If a closing condition is not satisfied, or otherwise waived, in a timely manner, the transaction may not close when expected or at all.

There can be no assurance that third parties or governmental authorities may not seek to enjoin, prohibit or otherwise invalidate the acquisition, in whole or in part, based on the perceived market impact of the transaction or otherwise. Responding to any inquiries by governmental authorities may divert management’s time and resources and result in increased expenses and delays in closing the transaction.

No assurance can be given that the Company will be successful in integrating and operating the acquired company. The failure to successfully integrate and operate the acquired company could cause the actual financial results derived from the acquisition to differ materially from the expected financial results and may also have a material adverse effect on the Company’s business, financial condition and results of operations.

The contemplated acquisition is subject to a number of additional risks, including diversion of management time and resources, disruption of the Company’s ongoing business, difficulties in supporting new products and risks of conducting international operations.

The forward-looking statements in this press release are expressly qualified by the above risk factors as well as the risk factors discussed in the Company’s filings with the Securities and Exchange Commission. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K filed December 14, 2005, the Company’s Forms 10-Q filed February 9, 2006 and May 10, 2006, and specifically the sections entitled “Factors That May Affect the Company's Future Results or the Market Price of the Company's Common Stock.”